EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

August 30, 2007

SEARS HOLDINGS REPORTS SECOND QUARTER RESULTS

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (“Holdings,” “we,” “us,” “our” or the “Company”) (NASDAQ: SHLD) today reported net income of $176 million, or $1.17 per diluted share, for the second quarter ended August 4, 2007, compared with net income of $294 million, or $1.88 per diluted share, for the second quarter ended July 29, 2006. The second quarter 2006 results included a $36 million pre-tax gain, $22 million after tax or $0.14 per diluted share, representing our portion of proceeds received during the second quarter last year related to the settlement of Visa/MasterCard antitrust litigation. Excluding this gain, earnings per diluted share were $1.74 for the second quarter of fiscal 2006. The decline in our second quarter results from the same quarter last year primarily reflects lower operating results at both Sears Domestic and Kmart, partially offset by improved operating results at Sears Canada. Earnings per diluted share for the current year second quarter benefited from lower average diluted shares outstanding during the current year quarter as compared with the second quarter of fiscal 2006.

“We are disappointed with our second quarter results. Our gross margins came under pressure from sales declines and increased promotional activity, and as a result, our net income was significantly below last year and our expectations,” said Aylwin Lewis, Sears Holdings’ chief executive officer and president. “In response, we are enhancing our marketing message to more clearly articulate the advantages of our products and service offerings, including our recently announced Ultimate Appliance Promise.”1

Second Quarter Revenues and Comparable Store Sales

As previously announced August 13, 2007, Sears Domestic’s comparable store sales declined 4.3% for the quarter, while Kmart’s comparable store sales declined 3.8%. Total domestic comparable store sales declined 4.1%. We experienced lower sales across most merchandise categories at both Kmart and Sears Domestic, partially offset by increased sales of women’s apparel at both Kmart and Sears Domestic, as well as within consumer electronics and footwear at Sears Domestic. For the quarter, our total revenues declined $0.6 billion to $12.2 billion in fiscal 2007, as compared to $12.8 billion for the second quarter of fiscal 2006.

Operating Income

For the quarter, our operating income decreased $178 million to $339 million in fiscal 2007, as compared to $517 million in the second quarter of fiscal 2006. The decline in operating income was mainly attributable to lower gross margin dollars generated at both Kmart and Sears Domestic as a result of the above-noted sales declines, as well as a decline in the gross margin rate realized at Sears Domestic. Sears Domestic’s gross margin rate declined across most full-line store merchandise categories primarily due to increased markdown activity, most notably within spring and summer seasonal apparel categories. These

1 Sears Ultimate Appliance Promise is a powerful way to show our customers that we are committed to being the only place they will ever need to shop for appliances. It means we promise to offer: the largest selection of appliances; the best price — guaranteed; worry-free 1-year service — guaranteed; and next day delivery & installation plus haul-away — guaranteed. See details at www.sears.com.

negative factors were only partially offset by lower overall consolidated expenses and improved operating results at Sears Canada.

Financial Position

We had cash and cash equivalents of $2.6 billion at August 4, 2007 (of which $2.0 billion was domestic and $0.6 billion was at Sears Canada) as compared to $3.7 billion at July 29, 2006 and $4.0 billion at February 3, 2007. The decline in domestic cash and cash equivalents from February 3, 2007 primarily reflects share repurchases made pursuant to our share repurchase program as further discussed below. Additionally, we spent $274 million on capital expenditures and made debt repayments of $304 million, net of new borrowings, during the first half of fiscal 2007.

Merchandise inventories at August 4, 2007 were $10.2 billion, as compared to $9.5 billion as of July 29, 2006. The increase primarily reflects the acquisition of previously consigned pharmacy inventory at Kmart (approximately $170 million), planned increases resulting from efforts aimed at improving in-stock levels (approximately $155 million), including an increase in this respect of approximately $65 million in Lands’ End inventory, the impact of lower than forecast sales levels (approximately $135 million), and earlier receipt of product (approximately $120 million). Merchandise payables were $3.4 billion at August 4, 2007, as compared to $3.3 billion as of July 29, 2006.

Share Repurchase

We repurchased 9.6 million of our common shares at a total cost of $1.5 billion under our share repurchase program during the second quarter of fiscal 2007. As previously announced on August 13, 2007, our Board of Directors approved the repurchase of up to an additional $1.5 billion of our common shares. The share repurchases may be implemented using a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, the purchase of call options, the sale of put options or otherwise, or by any combination of such methods. Timing will be dependent on prevailing market conditions, alternative uses of capital and other factors. As of August 24, 2007, we had remaining authorization to repurchase $1.4 billion of common shares under the share repurchase program.

Adjusted EBITDA

For purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement computed as operating income appearing on the statement of income less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude certain nonrecurring gains /(losses) and restructuring charges. Adjusted EBITDA is used by management to evaluate the operating performance of our businesses for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP financial measures as well in managing our businesses.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;
•	Management considers gains/(losses) on the sale of assets to result from investing decisions rather than ongoing operations; and
•

Restructuring activities and other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results;

Adjusted EBITDA was determined as follows:

	13 Weeks Ended		26 Weeks Ended
	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006
Operating income per statement of income	$339	$517	$732	$848
Plus depreciation and amortization	261	276	524	565
Less gain on sale of assets	(5)	(7)	(10)	(24)

Before excluded items	595	786	1,246	1,389

Legal settlement gain	—	—	(30)	—
Sears Canada post-retirement benefit plans curtailment gain	—	—	(27)	—
Hurricane related recoveries	(3)	—	(18)	—
Vice Chairman separation expense	—	8	—	8
Visa/MasterCard settlement	—	(36)	—	(36)
Restructuring charges	—	14	—	23

Adjusted EBITDA as defined	$592	$772	$1,171	$1,384

% to revenues	4.8%	6.0%	4.9%	5.6%

Adjusted EBITDA for our domestic (United States operations) and Sears Canada operations are as follows:

	13 Weeks Ended				26 Weeks Ended
	Adjusted EBITDA		% To Revenues		Adjusted EBITDA		% To Revenues
	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006
Domestic operations	$489	$679	4.5%	5.9%	$1,017	$1,253	4.7%	5.6%
Sears Canada	103	93	7.9%	7.4%	154	131	6.6%	5.7%

Total Adjusted EBITDA	$592	$772	4.8%	6.0%	$1,171	$1,384	4.9%	5.6%

Quarterly Report on Form 10-Q

We plan to file our Quarterly Report on Form 10-Q for the second quarter 2007 with the SEC on August 30, 2007.

Forward-Looking Statements

Results are unaudited. This press release contains forward-looking statements about our expectations. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Risks and uncertainties include the possibility that we fail to offer products and services that satisfy the desires of our customers, whose preferences may change in the future, or other factors outside the control of Holdings. Actual results may differ materially from those set forth in the forward-looking statements. We intend the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation is the nation’s fourth largest broadline retailer, with over $50 billion in annual revenues, and approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. We also have Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. We are the nation’s largest provider of home services, with more than 13 million service calls made annually. For more information, visit Sears Holdings’ website at www.searsholdings.com.

Sears Holdings Corporation

Condensed Consolidated Statements of Income

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
millions, except per share data	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006
REVENUES
Merchandise sales and services	$12,239	$12,785	$23,941	$24,783

COSTS AND EXPENSES
Cost of sales, buying and occupancy	8,845	9,158	17,262	17,823
Gross margin dollars	3,394	3,627	6,679	6,960
Gross margin rate	27.7%	28.4%	27.9%	28.1%

Selling and administrative	2,799	2,827	5,433	5,548
Selling and administrative expense as a percentage of total revenues	22.9%	22.1%	22.7%	22.4%

Depreciation and amortization	261	276	524	565
Gain on sales of assets	(5)	(7)	(10)	(24)
Restructuring charges	—	14	—	23

Total costs and expenses	11,900	12,268	23,209	23,935

Operating income	339	517	732	848
Interest and investment income	(42)	(61)	(82)	(101)
Interest expense	71	83	144	166
Other income	(10)	(7)	(16)	(15)

Income before income taxes and minority interest	320	502	686	798
Income taxes	129	201	272	319
Minority interest	15	7	22	5

NET INCOME	$176	$294	$392	$474

EARNINGS PER COMMON SHARE
Diluted earnings per share	$1.17	$1.88	$2.57	$3.01

Diluted weighted average common shares outstanding	150.9	156.5	152.4	157.3

Sears Holdings Corporation

Condensed Consolidated Balance Sheets

	(Unaudited)
millions	August 4, 2007	July 29, 2006	February 3, 2007

ASSETS
Current assets
Cash and cash equivalents	$2,631	$3,690	$3,968
Receivables	748	803	847
Merchandise inventories	10,150	9,455	9,907
Other current assets	669	917	684

Total current assets	14,198	14,865	15,406

Property and equipment, net	8,846	9,395	9,132
Goodwill	1,714	1,885	1,692
Tradenames and other intangible assets	3,391	3,454	3,437
Other assets	421	462	399

TOTAL ASSETS	$28,570	$30,061	$30,066

LIABILITIES
Current liabilities
Short-term borrowings and current portion of long-term debt	$631	$295	$707
Merchandise payables	3,439	3,274	3,312
Unearned revenues	1,117	1,082	1,073
Other current liabilities	4,395	5,244	4,960

Total current liabilities	9,582	9,895	10,052

Long-term debt and capital lease obligations	2,645	3,475	2,849
Pension and postretirement benefits	1,465	2,361	1,648
Minority interest and other liabilities	3,262	2,719	2,803

Total Liabilities	16,954	18,450	17,352

Total Shareholders’ Equity	11,616	11,611	12,714

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$28,570	$30,061	$30,066

Total common shares outstanding	144.4	155.9	153.8

Sears Holdings Corporation

Segment Results

(Unaudited)

	13 Weeks Ended August 4, 2007
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$4,228	$6,706	$1,305	$12,239

Cost of sales, buying and occupancy	3,203	4,736	906	8,845
Gross margin dollars	1,025	1,970	399	3,394
Gross margin rate	24.2%	29.4%	30.6%	27.7%

Selling and administrative	870	1,633	296	2,799
Selling and administrative expense as a percentage of total revenues	20.6%	24.4%	22.7%	22.9%
Depreciation and amortization	27	202	32	261
(Gain) loss on sales of assets	—	(2)	(3)	(5)
Restructuring charges	—	—	—	—

Total costs and expenses	4,100	6,569	1,231	11,900

Operating income	$128	$137	$74	$339

Number of:
Kmart Stores	1,388	—	—	1,388
Full-Line Stores	—	934	123	1,057
Specialty Stores	—	1,111	253	1,364

Total Stores	1,388	2,045	376	3,809

	13 Weeks Ended July 29, 2006
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$4,472	$7,051	$1,262	$12,785

Cost of sales, buying and occupancy	3,389	4,884	885	9,158
Gross margin dollars	1,083	2,167	377	3,627
Gross margin rate	24.2%	30.7%	29.9%	28.4%

Selling and administrative	874	1,669	284	2,827
Selling and administrative expense as a percentage of total revenues	19.5%	23.7%	22.5%	22.1%
Depreciation and amortization	18	224	34	276
Gain on sales of assets	—	(7)	—	(7)
Restructuring charges	—	—	14	14

Total costs and expenses	4,281	6,770	1,217	12,268

Operating income	$191	$281	$45	$517

Number of:
Kmart Stores	1,398	—	—	1,398
Full-Line Stores	—	934	123	1,057
Specialty Stores	—	1,091	254	1,345

Total Stores	1,398	2,025	377	3,800

Sears Holdings Corporation

Segment Results

(Unaudited)

	26 Weeks Ended August 4, 2007
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$8,243	$13,366	$2,332	$23,941
Cost of sales, buying and occupancy	6,258	9,365	1,639	17,262
Gross margin dollars	1,985	4,001	693	6,679
Gross margin rate	24.1%	29.9%	29.7%	27.9%

Selling and administrative	1,710	3,211	512	5,433
Selling and administrative expense as a percentage of total revenues	20.7%	24.0%	22.0%	22.7%
Depreciation and amortization	53	408	63	524
(Gain) loss on sales of assets	(1)	(1)	(8)	(10)
Restructuring charges	—	—	—	—

Total costs and expenses	8,020	12,983	2,206	23,209

Operating income	$223	$383	$126	$732

Number of:
Kmart Stores	1,388	—	—	1,388
Full-Line Stores	—	934	123	1,057
Specialty Stores	—	1,111	253	1,364

Total Stores	1,388	2,045	376	3,809

	26 Weeks Ended July 29, 2006
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$8,726	$13,748	$2,309	$24,783
Cost of sales, buying and occupancy	6,630	9,545	1,648	17,823
Gross margin dollars	2,096	4,203	661	6,960
Gross margin rate	24.0%	30.6%	28.6%	28.1%

Selling and administrative	1,729	3,289	530	5,548
Selling and administrative expense as a percentage of total revenues	19.8%	23.9%	23.0%	22.4%
Depreciation and amortization	33	464	68	565
Gain on sales of assets	(17)	(7)	—	(24)
Restructuring charges	4	—	19	23

Total costs and expenses	8,379	13,291	2,265	23,935

Operating income	$347	$457	$44	$848

Number of:
Kmart Stores	1,398	—	—	1,398
Full-Line Stores	—	934	123	1,057
Specialty Stores	—	1,091	254	1,345

Total Stores	1,398	2,025	377	3,800

Sears Holdings Corporation

Adjusted EBITDA

	13 Weeks Ended
millions	August 4, 2007			July 29, 2006
	Domestic Operations	Sears Canada	Sears Holdings	Domestic Operations	Sears Canada	Sears Holdings
Operating income per statement of income	$265	$74	$339	$472	$45	$517
Plus depreciation and amortization	229	32	261	242	34	276
Less gain on sale of assets	(2)	(3)	(5)	(7)	—	(7)

Before excluded items	492	103	595	707	79	786

Hurricane related recoveries	(3)	—	(3)	—	—	—
Vice Chairman separation expense	—	—	—	8	—	8
Visa/MasterCard settlement	—	—	—	(36)	—	(36)
Restructuring charges	—	—	—	—	14	14

Adjusted EBITDA as defined	$489	$103	$592	$679	$93	$772

% to revenues	4.5%	7.9%	4.8%	5.9%	7.4%	6.0%

	26 Weeks Ended
millions	August 4, 2007			July 29, 2006
	Domestic Operations	Sears Canada	Sears Holdings	Domestic Operations	Sears Canada	Sears Holdings
Operating income per statement of income	$606	$126	$732	$804	$44	$848
Plus depreciation and amortization	461	63	524	497	68	565
Less gain on sale of assets	(2)	(8)	(10)	(24)	—	(24)

Before excluded items	1,065	181	1,246	1,277	112	1,389

Legal settlement gain	(30)	—	(30)	—	—	—
Sears Canada post-retirement benefit plans curtailment gain	—	(27)	(27)	—	—	—
Hurricane related recoveries	(18)	—	(18)	—	—	—
Vice Chairman separation expense	—	—	—	8	—	8
Visa/MasterCard settlement	—	—	—	(36)	—	(36)
Restructuring charges	—	—	—	4	19	23

Adjusted EBITDA as defined	$1,017	$154	$1,171	$1,253	$131	$1,384

% to revenues	4.7%	6.6%	4.9%	5.6%	5.7%	5.6%